Exhibit 10(a)

                   Form of Notice and Acceptance of Directors'
                      Grant of Nonqualified Stock Options.



                                     [DATE]




[NAME]
[ADDRESS]

Re:  Notice and Acceptance of Directors'
     Grant of Nonqualified Stock Options
     -----------------------------------

Dear [NAME]:

Under the terms of Section 11.3 of the Cleco Corporation (the "Company") 2000 Long-Term Incentive Compensation Plan (the "Plan"), you are hereby granted options to purchase shares of the Company's $2.00 par value voting common stock (the "Common Stock"). This letter is intended to provide you with notice of the terms and conditions applicable to your grant. By execution below, you acknowledge that the following grant extinguishes the Company's current obligation under Section 11.3 of the Plan, and you agree to be bound by the terms and conditions described herein and the provisions of the Plan. Unless defined below, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

1. GRANT. Effective as of April 28, 2000 (the "Effective Date"), the Company hereby grants to you nonstatutory (or nonqualified) options to purchase [NUMBER] shares of Common Stock at an exercise price of $34.63 per share, which is the fair market value of Common Stock as of the Effective Date (as calculated under the Plan).

2. VESTING. The options shall vest and be immediately exercisable upon grant.

3. TIME OF EXERCISE. The options granted hereunder shall expire and no longer be exercisable 10 years from the Effective Date. If you cease to serve as a member of the Board of Directors of the Company, options shall expire and be canceled on the earlier of the expiration of the 10-year term or the expiration of:

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     a.   If you terminate your service on account of your death, the one-year period following your death (in this event, the options shall be exercisable by your legal representative);

     b. If you terminate your service on account of your disability, the three-year period following the date of your resignation; or

     c. If you terminate your service for any reason other than death or disability, the 30-day period following your termination of service.

If all or any portion of the options granted hereunder are not exercised in accordance with the provisions of this paragraph 3, the portion of such options that remain exercisable shall be deemed canceled and expired at the conclusion of the applicable term, without requirement of further notice.

4. METHOD OF EXERCISE. The options granted hereunder, shall be exercised, in whole or in part, by providing written notice to the Committee, which notice shall designate the number of shares of Common Stock to be purchased and shall be accompanied by the full purchase price for the shares. You can pay the purchase price of the shares in cash or cash equivalents or by delivery to the Company shares of Common Stock to be credited (in whole or in part) against such price (valued at fair market value on the date the option is exercised).

Delivery of certificates representing shares of Common Stock shall be made by the Company promptly after receipt of notice of exercise and payment in full; provided, however, that the Company's obligation to deliver certificates to you may be postponed, in the sole discretion of the Committee or the Company, for any period necessary to list, register or otherwise qualify the shares under applicable Federal or state securities laws.

5. SHAREHOLDER RIGHTS. Prior to the issuance of shares of Common Stock upon the exercise of the options hereunder, you shall have no rights as a shareholder of the Company with respect to the shares subject to the options. Until such time, you shall not be entitled to dividends or distributions with respect to such option shares or to vote such shares on any matter submitted to the shareholders of the Company. In addition, except as to such adjustments made in accordance with Section 3.5 of the Plan, no adjustment shall be made or required to be made with respect to dividends (ordinary or extraordinary, whether in cash, securities or any other property) or distributions paid or made by the Company or any other rights granted with respect to any option shares for which the record date for such payment, distribution or grant is prior to the date upon which certificates evidencing such option shares shall have been issued by the Company.

6. NO ASSIGNMENT. This grant shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution.

Notwithstanding the foregoing, all or a part of the options granted hereunder may be transferred by you to members of your immediate family, any trust for the benefit of your family members, and/or partnerships whose partners are such family members, with the prior consent of the Committee. For purposes of this paragraph 6, the term "immediate family" shall have the meaning ascribed to such term in Rule 16a-1(e) promulgated under the Exchange Act. As a condition precedent to any transfer hereunder, each transferee will be required to enter into a written agreement with the Committee providing that the terms and conditions of the transferred options are subject to the provisions of the Plan, this letter, and such terms and conditions as the Committee may deem reasonably necessary or appropriate.

7. ADDITIONAL REQUIREMENTS. You acknowledge that Common Stock acquired hereunder may bear such legends as the Committee or the Company deems appropriate to comply with applicable Federal or state securities laws or the terms of the Plan. In connection therewith and prior to the issuance of such shares, you may be required to deliver to the Company such other documents as may be reasonably required to ensure compliance with applicable Federal or state securities laws or with such representations as the Committee deems necessary.

8. AMENDMENT. The terms and conditions set forth herein may be amended by the written consent of the parties hereto.

9. PLAN AND AVAILABLE INFORMATION. The options granted hereunder are subject to such additional terms and conditions as may be imposed under the terms of the Plan. Once the Plan is registered with the Securities and Exchange Commission, a Prospectus containing additional information about the Plan and its administration will be sent to you. If you need an additional copy or if you want to review the Plan, contact [NAME].

Very truly yours,

CLECO CORPORATION

                          ACKNOWLEDGMENT AND AGREEMENT

I acknowledge that the options to acquire shares of Common Stock granted hereunder extinguish the Company's current obligation under Section 11.3 of the Plan. I understand that the options are subject to such additional terms and conditions as may be imposed under the terms of the Plan, in addition to the terms and conditions of this agreement. By execution of this agreement, I acknowledge that I have been given an opportunity to review the Plan and understand that I will receive a copy of the Prospectus once the Plan is registered with the Securities and Exchange Commission.


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                                     Social Security Number             [NAME]

                                     Date:
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